Exhibit 99.1

Contango ORE Announces Earnings For Quarter Ended December 31, 2022

HOUSTON--(BUSINESS WIRE)--February 6, 2023--Contango ORE, Inc. (“CORE” or the “Company”) (NYSE American: CTGO) announced that it had a net loss of $(14.3) million, or $(2.10) per basic and diluted share, for the three months ended December 31, 2022 compared to a net loss of ($4.9) million or $(0.72) per basic and diluted share for the same period last year. For the six months ended December 31, 2022, the Company reported a net loss of ($21.4) million, or ($3.15) per basic and diluted share, compared to a net loss of ($9.4) million or ($1.41) per basic and diluted share for the same period last year. The increase in net loss for the sixth month period ended December 31, 2022, is due to increased exploration and development expenses on the Lucky Shot project and as a result of increased costs related to advancing the Company’s 30% equity interest in Peak Gold, LLC, where early works construction was initiated after receipt of the Wetlands 404 Permit. The Company expects to experience additional losses until the Manh Choh project comes into commercial production in second half of 2024 when we anticipate first production. The Company also announced that it filed its Form 10-Q for the quarter ended December 31, 2022, with the Securities and Exchange Commission.

Rick Van Nieuwenhuyse, the Company’s President and Chief Executive Officer, commented, “The Company ends 2022 with a very productive period of initial construction activities at its 30% owned Manh Choh project. So far, in 2023, we have completed construction of a 176-person camp near the mine site in the town of Tok and continue to advance road construction. Once the Mine operating permits have been issued by the Alaska Department of Natural Resources, we will be able to initiate mine site construction activities. We expect to announce shortly the selection of a well-established contract miner who will be responsible for mine site preparatory work in advance of actual mining activities. These will include construction of a truck shop and admin buildings, storm water drainage and collection systems, permanent and temporary storage areas for growth media material, waste rock stockpiles, an ore stockpile and loading facility, and other facilities that will support actual mining activities.. As currently planned, site activities will continue through the year with the objective of achieving our goal of first production in the second half of 2024 when the project is anticipated to produce 225,000 GEO (Gold Equivalent Ounces) per year (Contango’s 30% = 67,500 GEO). I am pleased to report that we are on track to complete an initial resource on our Lucky Shot project by the end of March. We look forward to continuing to update shareholders and investors on our progress in developing Alaska’s next gold mines.”

ABOUT CORE

CORE is a company that engages in the exploration in Alaska for gold and associated minerals through a 30% interest in PGJV, which leases approximately 675,000 acres for exploration and development, and through Contango Minerals Alaska, LLC, its wholly owned subsidiary, which leases approximately 137,000 acres for exploration. The Company also owns the rights to the Lucky Shot, Coleman and War Baby mines, and approximately 16,600 acres of surrounding mining claims located in Willow Mining District about 75 miles north of Anchorage, Alaska. Additional information can be found on our web page at www.contangoore.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements regarding CORE that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, based on CORE’s current expectations and includes statements regarding future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as “expects,” “projects,” “anticipates,” “plans,” “estimates,” “potential,” “possible,” “probable,” or “intends,” or stating that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved). Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those, reflected in the statements. These risks include, but are not limited to: the risks of the exploration and the mining industry (for example, operational risks in exploring for, developing mineral reserves; risks and uncertainties involving geology; the speculative nature of the mining industry; the uncertainty of estimates and projections relating to future production, costs and expenses; the volatility of natural resources prices, including prices of gold and associated minerals; the existence and extent of commercially exploitable minerals in properties acquired by CORE or PGJV; ability to realize the anticipated benefits of the recent transactions with an affiliate of Kinross; disruption from the transactions and transition of PGJV’s management to an affiliate of Kinross, including as it relates to maintenance of business and operational relationships; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; the interpretation of exploration results and the estimation of mineral resources; the loss of key employees or consultants; health, safety and environmental risks and risks related to weather and other natural disasters); uncertainties as to the availability and cost of financing; CORE’s inability to retain or maintain its relative ownership interest in PGJV; inability to realize expected value from acquisitions; inability of our management team to execute its plans to meet its goals; the extent of disruptions caused by the COVID-19 outbreak; and the possibility that government policies may change, political developments may occur or governmental approvals may be delayed or withheld, including as a result of the recent presidential and congressional elections in the U.S. or the inability to obtain mining permits. Additional information on these and other factors which could affect CORE’s exploration program or financial results are included in CORE’s other reports on file with the U.S. Securities and Exchange Commission. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. CORE does not assume any obligation to update forward-looking statements should circumstances or management’s estimates or opinions change.

Contacts

Contango ORE, Inc.
Rick Van Nieuwenhuyse
(713) 877-1311
www.contangoore.com